Registration No. 333-
    ========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FORD MOTOR COMPANY
             (Exact name of registrant as specified in its charter)


       Delaware                                        38-0549190
(State or other jurisdiction                (I.R.S. Employee Identification No.)
of incorporation or organization)

     One American Road
     Dearborn, Michigan                                 48126-1899
(Address of principal executive offices)                (Zip Code)

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                            (Full Title of the Plan)

                              J. M. RINTAMAKI, Esq.
                               Ford Motor Company
                                 P. O. Box 1899
                                One American Road
                          Dearborn, Michigan 48126-1899
                                 (313) 323-2260
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
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
========================== ======================== ======================== ======================== =======================
                                                                                Proposed maximum
        Title of                                           Proposed            aggregate offering
    securities to be            Amount to be           maximum offering             price (b)               Amount of
       registered              registered (a)         price per share (b)                                registration fee
-------------------------- ------------------------ ------------------------ ------------------------ -----------------------
Common Stock,                    75,000,000
$.01 par value                     shares                 $8.7150               $653,625,000.00             $66,133.50
========================== ======================== ======================== ======================== =======================
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(a)  The number of shares  being  registered  represents  the maximum  number of additional  shares  not  registered  heretofore  that  may be  acquired  by
     Fidelity  Management  Trust  Company,  as trustee  under the  Master  Trust established as of September 30, 1995, as amended,  and as trustee under the
     Plan,  during 2002 and during  subsequent  years  until a new  Registration
     Statement becomes effective.

(b) Based on the market price of Common Stock of the Company on November 15, 2002, in accordance with Rule 457(c) under the Securities Act of 1933.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

                      FORD MOTOR COMPANY SAVINGS AND STOCK
                     INVESTMENT PLAN FOR SALARIED EMPLOYEES
                             ----------------------

           INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENTS

     The contents of Registration Statements Nos. 333-72476, 333-61882, 333-40258, 333-38580, 333-37396, 333-86127, 333-58695, 333-49545, 333-47443,
333-28181,  33-64607,  33-54735,  33-54275,  33-50194,  33-36061,  33-14951  and
2-95020 are incorporated herein by reference.


                              --------------------


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Exhibit 4.1  -  Ford Motor Company Savings and Stock Investment Plan for
                Salaried Employees (as amended and restated effective
                September 1, 2001).   Filed as Exhibit 4.1 to Registration
                Statement No. 333-72476 and incorporated herein by reference.

Exhibit 4.2  -  Summary of amendments to the Ford Motor Company Savings and
                Stock Investment Plan for Salaried Employees adopted on November 8, 2001. Filed with this Registration Statement.

Exhibit 4.3  -  Summary of amendment to the Ford Motor Company Savings and Stock
                Investment Plan for Salaried Employees adopted on
                December 13, 2001.  Filed with this Registration Statement.

Exhibit 4.4  -  Summary of amendments to the Ford Motor Company Savings and
                Stock Investment Plan for Salaried Employees adopted on February 11, 2002. Filed with this Registration Statement.

Exhibit 4.5  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.6  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.7  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 4.8  -  Summary of amendments dated April 1, 2002 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed with this Registration Statement.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement
                No. 333-28181 and incorporated herein by reference.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as Exhibit 24.1 to Registration Statement No. 333-87990 and Exhibit 24.2 to Registration Statement No. 333-100910 and incorporated herein by reference.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit
                24.2 to Registration Statement No. 333-87990 and incorporated herein by reference.

                                   SIGNATURES


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 18th day of November, 2002.


                        FORD MOTOR COMPANY SAVINGS AND STOCK
                        INVESTMENT PLAN FOR SALARIED EMPLOYEES


                        By:/s/Charles Corbett
                          ------------------------------------
                           Charles Corbett, Chairperson
                           Savings and Stock Investment Plan Committee

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn, State of Michigan, on this 18th day of November, 2002.


                               FORD MOTOR COMPANY

                               By:  William Clay Ford, Jr.*
                                 ---------------------------------------
                                   (William Clay Ford, Jr.)
                                    Chairman and Chief Executive Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


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

    Signature                                   Title                                    Date
    ---------                                   -----                                    ----
                                      Director, Chairman of the Board and
  William Clay Ford, Jr.*             Chief Executive Officer and Chair
-----------------------------         of the Environmental and Public Policy
 (William Clay Ford, Jr.)             Committee and the Nominating and
                                      Governance Committee



    John R. H. Bond*                  Director
-----------------------------
   (John R. H. Bond)




     Edsel B. Ford II*                Director                                     November 18, 2002
-----------------------------
    (Edsel B. Ford II)




     William Clay Ford*               Director
-----------------------------
    (William Clay Ford)




  Irvine O. Hockaday, Jr.*            Director and Chair of
----------------------------          the Audit Committee
 (Irvine O. Hockaday, Jr.)


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                                      6


    Signature                                   Title                                    Date
    ---------                                   -----                                    ----


     Marie-Josee Kravis*             Director and Chair of the
-----------------------------        Compensation Committee
    (Marie-Josee Kravis)




   Richard A. Manoogian*             Director
-----------------------------
  (Richard A. Manoogian)




      Ellen R. Marram*               Director
-----------------------------
     (Ellen R. Marram)




     Homer A. Neal*                  Director                                      November 18, 2002
-----------------------------
    (Homer A. Neal)




       Jorma Ollila*                 Director
-----------------------------
      (Jorma Ollila)




      Carl E. Reichardt*             Director, Chair of the
-----------------------------        Finance Committee
     (Carl E. Reichardt)             and Vice Chairman




     Robert E. Rubin*                Director
------------------------------
    (Robert E. Rubin)




    Nicholas V. Scheele*             Director and President and
------------------------------       Chief Operating Officer
  (Nicholas V. Scheele)




     John L. Thornton*               Director
-----------------------------
     (John L. Thornton)

    Signature                                   Title                                    Date
    ---------                                   -----                                    ----


     Allan D. Gilmour*               Vice Chairman and
-----------------------------        Chief Financial Officer
    (Allan D. Gilmour)               (principal financial officer)



   Donat R. Leclair*                 Vice President and Controller
------------------------------       (principal accounting officer)
 (Donat R. Leclair)



*By:/s/K. S. Lamping
   ---------------------------
    (K. S. Lamping,
     Attorney-in-Fact)

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                                       8


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
                                  EXHIBIT INDEX
                                                                                                 Sequential Page
                                                                                                 at Which Found
                                                                                                 (or Incorporated
                                                                                                  by Reference)
                                                                                                  -------------
Exhibit 4.1  -  Ford Motor Company Savings and Stock Investment Plan for
                Salaried Employees (as amended and restated effective
                September 1, 2001).   Filed as Exhibit 4.1 to Registration
                Statement No. 333-72476 and incorporated herein by reference.

Exhibit 4.2  -  Summary of amendments to the Ford Motor Company Savings and
                Stock Investment Plan for Salaried Employees adopted on November 8, 2001. Filed with this Registration Statement.

Exhibit 4.3  -  Summary of amendment to the Ford Motor Company Savings and Stock
                Investment Plan for Salaried Employees adopted on
                December 13, 2001.  Filed with this Registration Statement.

Exhibit 4.4  -  Summary of amendments to the Ford Motor Company Savings and
                Stock Investment Plan for Salaried Employees adopted on February 11, 2002. Filed with this Registration Statement.

Exhibit 4.5  -  Copy of Master Trust Agreement dated as of September 30, 1995 between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.B to Registration Statement No. 33-64605 and incorporated herein by reference.

Exhibit 4.6  -  Copy of Amendment dated October 25, 1997 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.E to Registration Statement No. 333-47443 and incorporated herein by reference.

Exhibit 4.7  -  Copy of Amendment dated March 3, 1998 to Master Trust Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed as Exhibit 4.F to Registration Statement No. 333-58695 and incorporated herein by reference.

Exhibit 4.8  -  Summary of amendments dated April 1, 2002 to Master Trust
                Agreement between Ford Motor Company and Fidelity Management Trust Company, as Trustee. Filed with this Registration Statement.

Exhibit 5.1  -  Opinion of Kathryn S. Lamping, an Assistant Secretary and
                Counsel of Ford Motor Company, with respect to the legality of the securities being registered hereunder. Filed with this Registration Statement.

Exhibit 5.2  -  Copy of Internal Revenue Service determination letter that the
                Plan is qualified under Section 401 of the Internal Revenue Code. Filed as Exhibit 5.B to Registration Statement
                No. 333-28181 and incorporated herein by reference.

Exhibit 15   -  Letter from Independent Certified Public Accountants regarding unaudited interim financial information. Filed with this Registration Statement.

Exhibit 23   -  Consent of Independent Certified Public Accountants. Filed with this Registration Statement.

Exhibit 24.1 -  Powers of Attorney authorizing signature.  Filed as Exhibit 24.1 to Registration Statement No. 333-87990 and Exhibit 24.2 to Registration Statement No. 333-100910 and incorporated herein by reference.

Exhibit 24.2 -  Certified resolutions of Board of Directors authorizing signature pursuant to a power of attorney.  Filed as Exhibit
                24.2 to Registration Statement No. 333-87990 and incorporated herein by reference.

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